EXHIBIT 99.1

                 AUDITED FINANCIAL STATEMENTS OF DAMASCUS AS OF
                    DECEMBER 15, 2006 AND DECEMBER 31, 2005
                           AND THE PERIODS THEN ENDED

DAMASCUS ENERGY INC.
(An Exploration Stage Company)
December 15, 2006

                                                                         Page

Report of Independent Registered Public Accounting Firm                  F - 1

Balance Sheets                                                           F - 2

Statements of Loss                                                       F - 3

Statements of Cash Flows                                                 F - 4

Statements of Stockholders' Equity                                       F - 5

Notes to the Financial Statements                                        F - 6

INDEPENDENT AUDITORS' REPORT



The Board of Directors
Damascus Energy Inc.

We have audited the accompanying balance sheets of Damascus Energy Inc. as of December 15, 2006 and December 31, 2005, and the related statements of loss, comprehensive income, stockholders' equity and cash flows for the periods ended December 15, 2006 and December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damascus Energy Inc. as of December 15, 2006 and December 31, 2005, and the results of their operations and their cash flows for the periods ended December 15, 2006 and December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP


Chartered Accountants

Calgary, Canada
March 28, 2007

DAMASCUS ENERGY INC.
BALANCE SHEETS
(An Exploration Stage Company)
(Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------------------------

                                                                                  DECEMBER 15,                DECEMBER 31,
                                                                                     2006                        2005
----------------------------------------------------------------------------------------------------------------------------
                                                                                       $                           $
ASSETS

Current Assets
   Cash and term deposits                                                                   -                     257,615
   Accounts receivable                                                                279,368                         129
----------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                  279,368                     257,744
Property and equipment:
   Oil and gas; on the basis of successful efforts accounting
   Proved properties                                                                  425,904                           -
   Unproved properties                                                             12,213,647                           -
   Other                                                                               49,739                           -
----------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                       12,968,658                     257,744
============================================================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
   Bank overdraft                                                                      18,554                           -
   Accounts payable and accrued liabilities                                         7,597,054                       1,244
   Other payables                                                                      15,350                           -
   Due to related parties (Note 6)                                                    393,967                           -
----------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                           8,024,925                       1,244

Provision for site restoration (Note 5)                                                73,534                           -
----------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                   8,098,459                       1,244
----------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

Preferred Stock:
Unlimited preferred shares authorized with no par value;
None issued and outstanding                                                                 -                           -

Common Stock: (Note 7)
Unlimited Class A common shares authorized with no par value;
18,852,978 shares issued and outstanding (December 31, 2005 - 2,100,000)            6,611,562                     768,616

Unlimited Class B common shares authorized with no par value;
None issued and outstanding                                                                 -                           -

Unlimited Class C common shares authorized with no par value;
None issued and outstanding                                                                 -                           -

Accumulated other comprehensive (loss) income                                         (72,090)                      4,006
Deficit accumulated during the exploration stage                                   (1,669,273)                   (516,122)
----------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                          4,870,199                     256,500
----------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                         12,968,658                     257,744
============================================================================================================================

ORGANIZATION AND NATURE OF OPERATIONS - NOTE 1
COMMITMENT - NOTE 9
SUBSEQUENT EVENT - NOTE 11

                 The accompanying notes are an integral part of
                           these financial statements

DAMASCUS ENERGY INC.
STATEMENTS OF LOSS
(An Exploration Stage Company)
(Stated in U.S. Dollars)


                                                              ACCUMULATED FROM                                   FROM
                                                                 DECEMBER 1,                                   DECEMBER 1,
                                                                    2005                                          2005
                                                                  (DATE OF                  FROM                (DATE OF
                                                                  INCEPTION)           JANUARY 1, 2006          INCEPTION)
                                                                     TO                      TO                     TO
                                                                 DECEMBER 15,            DECEMBER 15,           DECEMBER 31,
                                                                    2006                    2006                   2005
------------------------------------------------------------------------------------------------------------------------------
                                                                      $                       $                      $
Revenue
   Interest income                                                    18,795                  18,575                    220
------------------------------------------------------------------------------------------------------------------------------

Expenses
   Operating                                                           8,700                   8,700                      -
   Dry hole costs                                                    487,053                 487,053                      -
   Geological and geophysical costs                                  206,147                 206,147                      -
   Compensation expense                                              516,338                       -                516,338
   Consulting                                                         12,669                  12,669
   Management fees                                                   353,624                 353,624                      -
   Land consulting                                                    19,211                  19,211                      -
   Accounting and audit                                               47,846                  47,846                      -
   Other general and administrative                                   36,480                  36,476                      4
------------------------------------------------------------------------------------------------------------------------------
Total Expenses                                                     1,688,068               1,171,726                516,342
------------------------------------------------------------------------------------------------------------------------------
Net income (loss) before taxes                                    (1,669,273)             (1,153,151)              (516,122)

Provision for income taxes:
   Current                                                                 -                       -                      -
   Deferred                                                                -                       -                      -
------------------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                                 (1,669,273)             (1,153,151)              (516,122)
------------------------------------------------------------------------------------------------------------------------------

Other Comprehensive Income (Loss)

   Foreign currency translation adjustment                           (72,090)                (76,096)                 4,006
------------------------------------------------------------------------------------------------------------------------------
Comprehensive Income  (Loss)                                      (1,741,363)             (1,229,247)              (512,116)
==============================================================================================================================

Net Income (Loss) Per Share - Basic and Diluted                                                (0.29)                 (0.34)
==============================================================================================================================

Weighted Average Number Of Common Stock Outstanding                                        3,930,000              1,520,000
==============================================================================================================================



    The accompanying notes are an integral part of these financial statements

DAMASCUS ENERGY INC.
STATEMENTS OF CASH FLOWS
(An Exploration Stage Company)
(Stated in U.S. Dollars)

                                                                           ACCUMULATED FROM
                                                                              DECEMBER 1,
                                                                                 2005
                                                                               (DATE OF             FROM                FROM
                                                                              INCEPTION)       JANUARY 1, 2006    DECEMBER 1, 2005
                                                                                 TO                  TO          (DATE OF INCEPTION)
                                                                             DECEMBER 15,        DECEMBER 15,      TO DECEMBER 31,
                                                                                2006                2006                 2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 $                     $                    $
Operating Activities
  Net (loss) income                                                         (1,669,273)           (1,153,151)            (516,122)

  Adjustments to reconcile net loss to net cash used by
  operating activities:
    Shares issued for compensation                                             516,338                     -              516,338
    Dry hole costs and geophysical                                             693,200               693,200                    -

  Changes in operating assets and liabilities:
    Accounts receivable                                                       (139,817)             (139,817)                   -
    Accounts payable and accrued liabilities                                    98,903                97,659                1,244
    Other payables                                                              15,350                15,350                    -
------------------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities                           (485,299)             (486,759)               1,460
------------------------------------------------------------------------------------------------------------------------------------

Investing Activities
    Changes in non-cash working capital                                      7,123,935             7,123,935                    -
    Oil and gas expenditures                                                (8,214,092)           (8,214,092)                   -
------------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                       (1,090,157)           (1,090,157)                   -
------------------------------------------------------------------------------------------------------------------------------------

Financing Activities
    Advances from related party                                                393,967               393,967                    -
    Common stock issued for cash                                             1,153,378               898,242              255,136
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                    1,547,345             1,292,209              255,136
------------------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                          9,557                 8,538                1,019
------------------------------------------------------------------------------------------------------------------------------------

Change in cash for the period                                                  (18,554)             (276,169)             257,615

Cash, beginning of period                                                            -               257,615                    -
------------------------------------------------------------------------------------------------------------------------------------

(Bank overdraft) Cash, end of period                                           (18,554)              (18,554)             257,615
====================================================================================================================================
NON-CASH FINANCING ACTIVITY:
    Common shares issued for oil and gas property and finders' fee           5,179,567             5,179,567                    -
------------------------------------------------------------------------------------------------------------------------------------
                                                                             5,179,567             5,179,567                    -
====================================================================================================================================


SUPPLEMENTAL CASH FLOW INFORMATION:
    Taxes paid                                                                       -                     -                    -
    Interest paid                                                                    -                     -                    -
====================================================================================================================================

    The accompanying notes are an integral part of these financial statements

DAMASCUS ENERGY INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
(An Exploration Stage Company)
(Stated in U.S. Dollars)

                                                                                                     DEFICIT
                                                                                  ACCUMULATED      ACCUMULATED
                                                            COMMON SHARES            OTHER          DURING THE
                                                     --------------------------- COMPREHENSIVE     EXPLORATION
                                                        SHARES         AMOUNT        INCOME           STAGE           TOTAL
                                                     -------------------------------------------------------------------------------
Balance, December 1, 2005 (Date of Inception)                 -    $          -   $         -    $           -    $          -

Common shares issued for cash at $0.0001 per share    1,500,000         513,480             -                -         513,480

Common shares issued for cash at $0.43 per share        600,000         255,136             -                -         255,136

Foreign currency translation adjustment                       -               -          4,006               -           4,006

Net loss for the period                                       -               -              -        (516,122)       (516,122)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2005                            2,100,000         768,616          4,006        (516,122)        256,500

Common shares issued for cash at $0.43 per share      2,070,000         898,242              -               -         898,242

Tax benefit on flow-through shares                            -        (230,982)             -               -        (230,982)

Share issuance costs                                          -          (3,881)             -               -          (3,881)

Common shares issued for oil and gas property         8,682,978       3,063,007              -               -       3,063,007

Common shares issued for finders' fees                6,000,000       2,116,560              -               -       2,116,560

Foreign currency translation adjustment                       -               -        (76,096)              -         (76,096)

Net loss for the period                                       -               -              -      (1,153,151)     (1,153,151)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 15, 2006                           18,852,978    $  6,611,562    $   (72,090)   $ (1,669,273)   $  4,870,199
====================================================================================================================================









    The accompanying notes are an integral part of these financial statements

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)



1.   ORGANIZATION AND NATURE OF OPERATIONS

     Damascus Energy Inc. (the "Company") was incorporated in the Province of Alberta, Canada on December 1, 2005. Effective December 15, 2006, the Company was acquired by Patch Energy Inc. ("Energy"), a private company incorporated in British Columbia, Canada that is involved in the exploration, development and production of oil and natural gas. The Company is an exploration stage company with a primary asset consisting of a farmout agreement between the Company and Bounty Developments Ltd. ("Bounty") that grants the Company the right to earn up to an 80% working interest in the Dover Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada. Refer to Note 4.

     The Company has been in the exploration stage since its formation in December 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The ability of the Company to emerge from the exploration stage with respect to its principal business activity is dependent upon its successful efforts to raise additional equity financing and generate significant revenue. As at December 15, 2006, the Company has a working capital deficiency of $7,745,557 and has incurred losses of $1,669,273 since inception. These factors raise doubt regarding the Company's ability to continue as a going concern.

     During the period ended December 15, 2006, the Company issued 2,070,000 shares of common stock for cash proceeds of $898,242 (CAD$1,035,000). Subsequently, Patch International Inc., the Company's parent, raised in excess of CAD$25,000,000 through various equity financings, of which
     CAD$12,177,224 was flow-through funds. The Company's oil and gas expenditure commitments over the next twelve months will be funded from the proceeds of these financings.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company has not produced significant revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company's fiscal year-end is December 31.

     b)  Use of Estimates

         The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to the provision for income taxes and provision for asset retirement obligation.

     c)  Financial Instruments

         The carrying value of cash, accounts receivable, bank overdraft, accounts payable and accrued liabilities and due to related parties approximate fair value due to the relatively short maturity of these instruments. Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash.

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     d)  Property and equipment

         OIL AND GAS INTERESTS:

         The Company follows the successful efforts method of accounting for its oil and gas producing activities. Under the successful efforts method, lease acquisition costs and all development costs were capitalized. Exploratory drilling costs were capitalized until the results are determined. If proved reserves were not discovered, the exploratory drilling costs were expensed. Other exploratory costs were expensed as incurred. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties and related support equipment, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method with lease acquisition costs, amortized over total proved reserves and other costs over proved developed reserves.

         In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", the carrying value of oil and gas interests is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows based on proved reserves is less than the carrying amount of the oil and gas interests. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

         OTHER:

         Other property plant & equipment primarily includes furniture, fixtures and office equipment, which are recorded at cost and depreciated on a straight-line basis over useful lives of five to seven years. Repair and maintenance costs are charged to expense as incurred while renewals and betterments are capitalized as additions to the related assets in the period incurred. Gains or losses from the disposal of property plant and equipment are recorded in the period incurred. The net book value of the property plant and equipment that is retired or sold is charged to accumulated depreciation and amortization, and the difference is recognized as a gain or loss in the results of operations in the period the retirement or sale transpires.

     e)  Asset Retirement Obligations

         The Company accounts for asset retirement obligations in accordance with the provisions of SFAS No. 143 "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS". The Company records a liability for the present value of all legal obligations associated with the retirement of tangible long-lived assets based on estimates of future costs, reserve life, inflation and discount rates. The provision is recorded as a long-term liability, with a corresponding increase in the carrying value of the associated asset. The capitalized amount is depleted on a unit-of-production basis based on estimated proven reserves before royalties as determined by independent engineers. The liability amount is increased each reporting period due to the passage of time and the amount of accretion is charged to earnings in the period. Revisions to the estimated timing of cash flows or to the original estimated undiscounted cost would also result in an increase or decrease to the asset retirement obligation. Actual asset retirement expenditures are charged against the liability to the extent of the liability recorded.

     f)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "FOREIGN CURRENCY TRANSLATION", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Assets and liabilities are translated into U.S. dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income.

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     g)  Revenue recognition

         The Company uses the sales method of accounting for the recognition of natural gas and oil revenues. Since there is a ready market for natural gas, crude oil and natural gas liquids ("NGLs"), the Company sells its products soon after production at various locations at which time title and risk of loss pass to the buyer. Revenue is recorded when title passes based on the Company's net interest or nominated deliveries of production volumes. The Company records its share of revenues based on production volumes and contracted sales prices. The sales price for natural gas, natural gas liquids and crude oil are adjusted for transportation cost and other related deductions. The transportation costs and other deductions are based on contractual or historical data and do not require significant judgment. Subsequently, these deductions and transportation costs are adjusted to reflect actual charges based on third party documents once received by the Company.

         It is the Company's policy to calculate and pay royalties on natural gas, crude oil and NGLs in accordance with the particular contractual provisions of the lease, license or concession agreements and the laws and regulations applicable to those agreements. Royalty liabilities are recorded in the period in which the natural gas, crude oil or NGLs are produced. h) Comprehensive Income SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 15, 2006 and December 31, 2005 the only component of comprehensive income are foreign currency translation adjustments.

     i)  Income Taxes

         Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax basis of assets and liabilities using the liability method in accordance with the provisions set forth in SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". Income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

         Income taxes have been calculated for the Company based on the appropriate tax regulations since it will file a tax return for the period ended December 15, 2006.

     k)  Basic and Diluted Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti dilutive. At December 15, 2006, there are no potential dilutive common shares outstanding.

     l)  Stock-Based Compensation

         The Company records stock-based compensation in accordance with SFAS No. 123R "SHARE BASED PAYMENTS", using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with EITF 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES", based on the fair value of the consideration received, or the fair value of the equity instrument issued, whichever is more reliably measurable.

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     m)  Flow-through Shares

         A portion of the Company's exploration activities have been financed through the issue of flow-through common shares. Under the terms of the share issue, the related resource expenditure deductions are renounced to the shareholder in accordance with income tax legislation.

         Upon issue of the flow-through shares, the proceeds are allocated between the offering of shares and the sale of tax benefits to investors. The allocation is made based on the difference between the quoted price of the Company's shares and the amount received for the flow-through shares, with a liability being recognized for the difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is recognized for the difference between the amount of the deferred tax liability and the liability recognized on issuance.

3.   RECENT PRONOUNCEMENTS

     In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES--INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115." This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. The Company is currently evaluating the impact that SFAS No. 159 may have on the financial position, results of operations and cash flows of the Company.

     In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative an qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

     In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

     In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS". The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


3.   RECENT PRONOUNCEMENTS (CONTINUED)

     In June 2006, the FASB issued FASB Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENTS NO. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

     In March 2006, the FASB issued SFAS No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS, AN AMENDMENT OF FASB STATEMENT NO. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

     In February 2006, the FASB issued SFAS No. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.


4.   PROPERTY AND EQUIPMENT

     OIL AND GAS INTERESTS:

                                                                              December 15,     December 31,
                                                                                  2006            2005
                                                                             --------------   --------------
          OIL AND GAS INTERESTS - SUCCESSFUL EFFORTS METHOD

          Balance beginning of the period                                    $           -    $           -
          Expenditures                                                          13,332,751                -
          Depletion and depreciation                                                     -                -
          Dry well and abandoned interests                                        (693,200)               -
                                                                             --------------   --------------

          Balance end of the period                                          $  12,639,551    $           -
                                                                             ==============   ==============


          Represented by:
          Alberta, Canada
          Non-producing interests                                            $  12,213,647    $           -
          Producing interests subject to depletion and amortization                425,904                -
          Other                                                                          -                -
          Accumulated depletion and depreciation                                         -                -
                                                                             --------------   --------------

                                                                             $  12,639,551    $           -
                                                                             ==============   ==============

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


4.   PROPERTY AND EQUIPMENT (CONTINUED)



     Included in the Company's oil and gas producing interest is $44,985 (CAD$52,000) relating to the asset retirement obligation.

     The Company entered into a farmout agreement with Bounty Developments Ltd. ("Bounty") that grants the Company the right to earn up to an 80% working interest in the Dover Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada. This project consists of 32 contiguous square miles of land approximately 40 miles northwest of Fort McMurray, representing 20,840 acres. Pursuant to the terms of the agreement, the Company has earned a 30% undivided working interest in the project in exchange for payment of $6,686,125 (CAD$7,581,500) to Bounty, for reimbursement for all expenditures made to date on the project and the issuance of 8,682,978 shares of the Company's common stock to Bounty. The Company will be able to earn an additional 50% in the project, subject to spudding 16 evaluation wells at mutually agreeable locations and completion of a 2D seismic program on the properties on or before March 31, 2007. The Company issued 6,000,000 shares of common stock for finders' fees in connection with this agreement. The common shares issued to Bounty and as finders' fees, were valued at $0.35 per share (CAD$0.40). The Company's cash financings were offered at $0.43 (CAD$0.50) per share, and the Company estimated that non-cash share issuances would be valued at the lesser amount of $0.35 (CAD$0.40) per share.

     As at December 15, 2006, the Company has not recorded any depletion, as the Company's wells did not produce during the period ended December 15, 2006. The remaining flow-through obligation is $333,064 (CAD$385,000) and must be satisfied with qualifying expenditures in 2007.

     OTHER PROPERTY AND EQUIPMENT:

     Other property and equipment of $49,739 (CAD$57,495) is primarily office furniture and equipment. No depreciation has been recorded on other property and equipment, as the assets were purchased in November of 2006.

     Refer to Note 9.


5.   ASSET RETIREMENT OBLIGATION

     The total future asset retirement obligation was estimated by management based on the Company's net ownership in wells and facilities, estimated costs to reclaim and abandon wells and facilities and the estimated timing of the costs to be incurred in future periods. At December 15, 2006 the net present value of the total asset retirement obligation is estimated to be $73,534 (CAD$85,000), of which $29,135 (CAD$33,000) has been expensed in the statement of operations. These payments are expected to be made over the next 3 years. The Company's credit adjusted risk free rate of eight percent and an inflation rate of 1.5 per cent were used to calculate the present value of the asset retirement obligation.

     The following table reconciles the Company's asset retirement obligations:

     ===========================================================================
                                                                 2006
     ---------------------------------------------------------------------------

     Carrying amount, beginning of the period                $           -
     Increase in liabilities, during the period                     73,534
     Accretion expense                                                   -
     ---------------------------------------------------------------------------
     Carrying amount, end of period                          $      73,534
     ===========================================================================

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


6.   RELATED PARTY TRANSACTIONS/BALANCES

     a) Related parties include directors and officers and companies with common management and directorships. Related party accounts are unsecured with no fixed terms of interest or repayment. At December 15, 2006, $130 (December 31, 2005 - $129) was due from three directors for seed capital.

     b) As at December 15, 2006, the Company is owed $51,082 (CAD$59,047) (December 31, 2005 - $NIL) from Patch Energy Inc. (a subsidiary of Patch International Inc.) which is included in accounts receivable. Refer to Note 10. The amount is unsecured, non-interest bearing and due on demand.

     c) As at December 15, 2006, the Company owes Patch International Inc., its parent company, $393,967 (CAD$455,400). The amount is unsecured, non-interest bearing and due on demand.

     d) During the period ended December 15, 2006, the Company paid $353,621 (CAD$400,527) (2005 - $NIL) in management fees to two directors as follows: $301,516 (CAD$341,509) to the President of the Company, and $52,106 (CAD$59,018) to another director. Included in this amount was $244,840 (CAD$283,019) paid to the President as a part of the acquisition of the Company by Patch Energy Inc. Refer to Note 10.

     e) On November 30, 2006, the Company issued 3,850,000 shares of common stock to a director of the Company pursuant to a finders' fee agreement. These shares were recorded at a fair value of $1,358,126 (CAD$1,540,000).


7.   COMMON STOCK

     a) During the period ended December 15, 2006, the Company issued 2,070,000 shares of common stock at a price of $0.43 (CAD$0.50) per share for proceeds of $898,242 (CAD$1,035,000). These shares were sold as flow-through shares, and during the next two years, the Company is committed to spending $898,242 (CAD$1,035,000) in flow-through expenditures on their oil and gas project to renounce to flow-through investors.

     b) On November 30, 2006, the Company issued 8,682,978 shares of common stock to Bounty pursuant to the farmout agreement as described in Note
         4. The shares were recorded at a fair value of $3,063,007 (CAD$3,473,191).

     c) On November 30, 2006, the Company issued 6,000,000 shares of common stock for finders' fees in connection with the Bounty agreement as described in Note 4. The shares were recorded at a fair value of $2,116,560 (CAD$2,400,000).

     d) On December 30, 2005, the Company issued 600,000 shares of common stock at a price of $0.43 (CAD$0.50) per share for proceeds, net of share issuance costs, of $255,136 (CAD$298,550). These shares were sold on a flow-through share basis, and the Company committed to spending $256,380 (CAD$300,000) in flow-through expenditures on their oil and gas project to renounce to flow-through investors. The Company has incurred Part XII.6 tax for Canadian tax purposes on this renunciation. The tax totals $15,666 (CAD$17,744), including penalties, and is included in other general and administrative expenses.

     e) On December 1, 2005, the Company issued 1,500,000 shares of common stock as a price of $0.0001 (CAD$0.0001) per share for proceeds of $129 (CAD$150). These shares are fair valued and recorded at $516,338 (CAD$599,850), with a debit to compensation expense.

     f)  Refer to Note 10.

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


8.   INCOME TAX

     The Company provides deferred income taxes for differences between the tax reporting basis and the financial reporting basis of assets and liabilities. The Company follows the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. At December 15, 2006, the Company did not have any net U.S. operating losses carried forward. At December 15, 2006, the Company had non-capital loss carryforwards for Canadian income tax purposes of $485,357 (CAD$549,737), which begin expiring in fiscal 2026. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets. At December 15, 2006, a valuation allowance of $343,278 was provided to reduce deferred tax assets to nil.

     The deferred tax assets and liabilities were as follows:

                                                                          December 15,         December 31,
                                                                             2006                 2005
                                                                              $                    $
          Deferred tax asset
          - Oil and gas interests and other property and equipment            192,579                    -
          - Share issue costs                                                   1,496                  362
          - Asset retirement obligations                                        8,449                    -
          - Non-capital losses                                                140,754                    -
          - Less valuation allowance                                         (343,278)                (362)
          --------------------------------------------------------------------------------------------------
          Net deferred tax asset                                                    -                    -
          ==================================================================================================

     The provision for income tax differs from the amount computed by applying statutory rates to earnings before income taxes. The difference results from the following:

                                                                          December 15,         December 31,
                                                                             2006                 2005
                                                                              $                    $

          Earnings (loss) before taxes                                     (1,153,151)            (516,122)
          Statutory rate                                                         32.5%                34.5%
          --------------------------------------------------------------------------------------------------

          Computed expected tax (recovery)                                   (374,774)             (178,062)
          Non-deductible expenses                                               5,092                     -
          Compensation expense                                                      -               178,062
          Resource allowance                                                  (12,334)                    -
          Effect of change in statutory rates                                  39,109                     -
          Change in valuation allowance                                       342,907                     -
          --------------------------------------------------------------------------------------------------
          Reported income taxes                                                     -                     -
          ==================================================================================================

DAMASCUS ENERGY INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2006
(An Exploration Stage Company)
(Stated in U.S. Dollars)


9.   COMMITMENTS

     On November 30, 2006 the Company entered into an agreement with Bounty to "Farm-in" on the Dover property (the "Dover agreement"). Under the terms of the agreement the Company may earn a 50% working interest in the lands by making cash payments of $7,087,764 (CAD$8,193,000), issuing Bounty a minimum of 4,215,266 common shares of Patch International Inc., and reimbursing Bounty for certain incurred expenditures. As at December 15, 2006 the Company had paid Bounty $539,282 (CAD$611,500), issued 8,682,978 shares of the Company that upon the acquisition of Patch International Inc. resulted in meeting the minimum requirement for shares in Patch International Inc. and accrued the payment of $6,686,125 (CAD$7,581,500) (due December 15, 2006). On January 22, 2007 the Company negotiated an amending agreement to extend the payment of the remaining financial commitments; however, as of the date of these financial statements the Company has satisfied the obligations to earn a 50% working interest.

     In addition the Company can earn an additional 30% working interest (aggregate 80% undivided working interest) by drilling and evaluating a minimum of 16 evaluation wells through the McMurray formation at mutually agreed locations on the Dover leases; and completing a 2D seismic program on or before March 31, 2007 at a minimum cost of $1,500,000. As of the date of these financial statements, the Company expects to have met these commitments to earn the additional 30% working interest.


10.  ACQUISITION

     The Company entered into a Share Exchange Agreement dated December 1, 2006 with Patch International Inc. ("Patch"), whereby Patch would acquire 100% of the issued and outstanding share capital of the Company. The transaction closed on December 15, 2006, and is accounted for using the purchase method with Patch being identified as the acquirer. Under the terms of the Share Exchange Agreement, Patch Energy Inc. ("Energy") (a wholly-owned subsidiary of Patch) acquired all of the issued and outstanding common shares of the Company (18,852,978 common shares) in consideration for one share of Class A Preferred Voting Stock of Patch (the "Preferred Voting Share") and 9,426,489 shares of Series A Preferred Stock of Energy (the "Exchangeable Shares") that are exchangeable for 9,426,489 shares of Patch's common stock. Mr. Michael Vandale, the president of the Company, was appointed to serve as a director of Patch. Mr. Vandale was a director of Energy prior to the acquisition, and received $264,867 (CAD$300,000) in connection with the acquisition.


11.  SUBSEQUENT EVENT

     On March 8, 2007, the Company's parent Patch International Inc. ("Patch International"), completed a transaction whereby Great Northern Oilsands Inc. acquired various oil sands assets and conventional oil and gas properties in Western Canada. The conventional oil and gas assets included all the conventional oil and gas interests held by Damascus. Patch International received cash and share consideration of approximately $2,595,300 (CAD$3,000,000) in total, of which management estimates $692,080 (CAD$800,000) was attributed to the sale of the Company's conventional oil and gas assets.